Exhibit 23.2

    Consent of Independent Auditor

The Board of Directors
Mid-State Bancshares:

We consent to incorporation by reference in the registration statement (No. 333-38584) on Form S-8 of Mid-State Bancshares of our report dated January 20, 1999 relating to the statements of operations, changes in stockholders' equity and comprehensive income, and cash flows of City Commerce Bank for the year ended December 31, 1998, which report appears in the December 31, 2000, annual report on Form 10-K of Mid-State Bancshares.

                      /s/ KPMG LLP
                      KPMG LLP

Los Angeles, California
March 28, 2001